Exhibit 10.32


    Certain portions of this Exhibit, indicated in the text by [*], have been omitted based upon a request for confidential treatment filed with the Securities and Exchange Commission ("SEC"). The non-public information has been filed separately with the SEC in connection with that request.


                         Product Specification Addendum


         This Product Specification Addendum (Product Specification) is made this 23rd day of April 2001 by and between Penford Products Company (Seller) and Natural Solutions Corporation (Buyer) and attached by addendum to the Supply Agreement (Agreement) dated the 6th day of April 2001.

         Whereas, Buyer desires to buy and Seller desires to sell [*] products (collectively "Products").

         Now, Therefore, inconsideration of the premises and of the mutual covenants and other terms and conditions contained herein, the parties hereto agree as follows:

         1.       Product Terminology

                  (a) Both the Buyer and Seller agree that for the term of this Product Specification the terminology used to name each available product will be distinct and individual for each of the Products supplied by the Seller. [*]

         2.       [*]

         3.       [*]

[*]


         4.       Test Protocols and Methods

         Seller agrees that in addition to the above statement referencing Paragraph Six (6) of the Agreement the Seller will perform constituency testing in accordance with the test methods and protocols specified in Paragraph VI. Test Methods of the "Snow and Ice Control Chemical Products Specifications and test Protocols for the PNS Consortium of British Columbia, Idaho, Montana, Oregon and Washington", 1999 or latest version.

         5.       Right to Product Specification Revisions

         Seller acknowledges that the Products as described herein are designated for use in anti-icing and deicing products and as such are governed by industry, private and governmental specifications. In agreement with this end use classification Buyer reserves the right to revise the constituent levels listed above in Paragraph Three (3) in accordance with changes to said specifications. Product Specification changes will be modified, amended or revised by a writing signed by both parties.



         IN  WITNESS   WHEREOF,   these   parties   have  caused  this   Product
Specification Addendum to be executed by their authorized representatives on the day and year first above written.

Natural Solutions Corporation                 Penford Products Company

By:  /s/ Jim Foshee                           By:  /s/ Scott Zable
   ----------------------------                  -------------------------------

Its: President                                Its: Director of Risk Management
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